As filed with the U.S. Securities and Exchange Commission on October 23, 2024.

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NANO NUCLEAR ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	4911	88-0861977
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10 Times Square, 30th Floor

New York, New York 10018

(212) 634-9206

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James Walker

Chief Executive Officer

Nano Nuclear Energy Inc.

10 Times Square, 30th Floor

New York, New York 10018

(212) 634-9206

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Richard I Anslow, Esq. Lawrence A. Rosenbloom, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Phone: (212) 370-1300 Fax: (212) 370-7889	Joseph M. Lucosky, Esq. Scott E. Linsky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel. No.: (732) 395-4400 Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-282750

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Nano Nuclear Energy Inc., a Nevada corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282750), initially filed by the Registrant on October 21, 2024 and declared effective by the Securities and Exchange Commission (the “SEC”) on October 23, 2024 (the “Base Registration Statement”).

This Registration Statement covers the registration of an additional $6,000,000 worth of units (“Units”), with each Unit consisting of one (1) share of the Registrant’s common stock (the “Common Stock”) and a warrant to purchase up to one-half (0.5) of a share of Common Stock (the “Warrants”), or an additional $6,900,000 worth of Units and associated shares of Common Stock and Warrants if the representative of the underwriters exercises its over-allotment option in full. As described in the Base Registration Statement, the Units have no stand-alone rights and will not be certificated or issued as stand-alone securities, and the shares of Common Stock and the Warrants underlying the Units are immediately separable and will be issued separately in the offering.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Base Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

The list of exhibits following the signature page of this registration statement is incorporated by reference herein.

Exhibit Number	Description of Document

5.1*	Opinion of Parsons Behle & Latimer as to the legality of the securities being registered
23.1*	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm
23.2*	Consent of Parsons Behle & Latimer (included in Exhibit 5.1)
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 23, 2024.

Nano Nuclear Energy Inc.

By:	/s/ James Walker
Name:	James Walker
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay Jiang Yu	Chairman of the Board and President	October 23, 2024
Jay Jiang Yu

/s/ James Walker	Chief Executive Officer and Director	October 23, 2024
James Walker	(Principal Executive Officer)

/s/ Jaisun Garcha	Chief Financial Officer and Secretary	October 23, 2024
Jaisun Garcha	(Principal Accounting Officer)

/s/ Tsun Yee Law	Independent Director	October 23, 2024
Dr. Tsun Yee Law

/s/ Diane Hare	Independent Director	October 23, 2024
Diane Hare

/s/ Kenny Yu	Independent Director	October 23, 2024
Dr. Kenny Yu